Exhibit 99.1

Bryn Mawr Bank Corporation

FOR RELEASE: IMMEDIATELY	Ted Peters, Chairman
FOR MORE INFORMATION CONTACT:	610-581-4800
J. Duncan Smith, CFO
610-526-2466

Bryn Mawr Bank Corporation Opens 2012 With a Record Quarter,

Reports Net Income of $5.2 Million and Wealth Assets of $5.2 Billion

BRYN MAWR, Pa., April 26, 2012 - Bryn Mawr Bank Corporation (NASDAQ: BMTC), (the “Corporation”), parent of The Bryn Mawr Trust Company (the “Bank”), today announced net income for the three months ended March 31, 2012 of $5.2 million, an increase of $519 thousand, or 11.0%, from net income of $4.7 million for the same period in 2011. Diluted earnings per share of $0.40 for the three months ended March 31, 2012 was an increase of $0.02 per share, or 5.3%, as compared to diluted earnings per share of $0.38 for the same period in 2011.

Ted Peters, Chairman and Chief Executive Officer commented, “We are pleased to report record earnings for the first quarter of 2012,” noting that, “Increases in revenue from our Wealth Management Division, the strong performance of our mortgage company and a lower cost of funds were all major contributors to these excellent results.”

As of March 31, 2012, Wealth Management Division assets under management, administration, supervision and brokerage were $5.2 billion. The previously announced acquisition of Davidson Trust Company is expected to close in the second quarter of 2012 and to add approximately $1.0 billion of wealth assets.

Mr. Peters continued, “We look forward to the completion of the Davidson acquisition and are confident that the transition will go smoothly,” adding that, “Davidson’s clients will continue to enjoy the same level of high-quality service and advice from their current relationship team as they have in the past.”

SIGNIFICANT ITEMS OF NOTE

•

The financial results for the three months ended March 31, 2012, as compared to the same period in 2011 reflect, in part, the impact of the May 27, 2011 acquisition of the Private Wealth Management Group of the Hershey Trust Company (“PWMG”).

•

Net income for the three months ended March 31, 2012 increased $519 thousand, as compared to the same period in 2011. The Corporation experienced increases in net interest income, fees for wealth management services and gain on sale of residential mortgage loans, as well as decreases in the provision for loan and lease losses and FDIC insurance for the three months ended March 31, 2012, as compared to the same period in 2011. These improvements were partially offset by a decrease in the gain on sale of available for sale investment securities, and increases in salaries and employee benefits, intangible asset amortization and other operating expenses between the periods.

•

Tax equivalent net interest income for the three months ended March 31, 2012 increased $505 thousand, as compared to the same period in 2011. This increase was primarily the result of a $78.1 million increase in average interest-earning assets between the periods, which was partially offset by a $33.5 million increase in average interest-bearing liabilities. The increase in average interest-earning assets was the result of a $95.4 million increase in average portfolio loans, partially offset by an $8.5 million decrease in available for sale investment securities between the periods. The tax equivalent net interest margin for the three months ended March 31, 2012 was 3.93%, a decrease of 10 basis points from the 4.03% tax equivalent net interest margin for the same period in 2011.

•

Fees for wealth management services for the three months ended March 31, 2012 were $6.2 million, an increase of 47.6% from the $4.2 million generated in the same period in 2011. Wealth Management Division assets under management, administration, supervision and brokerage as of March 31, 2012 were $5.2 billion, an increase of $1.6 billion, or 43.1%, from March 31, 2011. This increase was the result of the May 27, 2011 acquisition of PWMG coupled with the continued success of strategic initiatives within the division and financial asset appreciation due to improvements in the financial markets.

•

Net gain on sale of residential mortgage loans for the three months ended March 31, 2012 was $1.2 million as compared to $398 thousand for the same period in 2011. The 194.0% increase was attributable to a 45.2% increase in residential mortgage loan originations between the periods, coupled with the Corporation’s decision to sell a larger portion of these originated residential mortgage loans, rather than hold them in portfolio. The Corporation sold $34.0 million of residential mortgage loans in the three months ended March 31, 2012, as compared to $14.3 million for the same period in 2011.

•

FDIC insurance for the three months ended March 31, 2012 of $219 thousand was a decrease of $261 thousand, or 54.4% from the same period in 2011, as the revised premium calculation, which became effective April 1, 2011, has reduced the burden faced by community banks.

•

There were no gains on sale of available for sale investment securities for the three months ended March 31, 2012, as compared to gains of $490 thousand for the same period in 2011. No investment securities were sold during the quarter.

•

Salaries and employee benefits for the three months ended March 31, 2012 of $9.7 million increased $1.6 million, or 19.7%, as compared to the same period in 2011. The increase between the periods primarily related to annual salary increases, the staffing increases resulting from the May 27, 2011 acquisition of PWMG, as well as increases in health insurance costs.

•

Amortization of intangible assets for the three months ended March 31, 2012 increased $348 thousand, or 216.1%, as compared to the same period in 2011 due to the $12.4 million of amortizable intangible assets acquired in the May 27, 2011 acquisition of PWMG. The amortizable intangible assets acquired from PWMG included $8.6 million in customer relationships and $3.8 million in non-competition agreements, which amortize over periods of 15 years and 5.5 years, respectively.

•

Other operating expense for the three months ended March 31, 2012 increased $448 thousand as compared to the same period in 2011. The increase was partially related to an additional accrual for a contingent liability for secondary market sold-loan repurchase demands, as well as a $150 thousand reserve for unfunded loan commitments and increases of $84 thousand and $78 thousand in computer processing expense and bank shares tax, respectively, for the three months ended March 31, 2012, as compared to the same period in 2011.

•

Loan and lease delinquency rates (i.e. loans and leases over 30 days past due) as of March 31, 2012 increased to 1.52% of portfolio loans from 1.37% of portfolio loans as of December 31, 2011. Related to this increase, nonperforming loans and leases, as of March 31, 2012 totaled $22.6 million, or 1.73% of portfolio loans and leases, as compared to $14.3 million, or 1.11% of portfolio loans and leases, as of December 31, 2011. The $8.3 million increase in nonperforming loans and leases was concentrated in the commercial and industrial, construction and residential segments of the portfolio, which are generally collateralized or secured by real estate.

•

The allowance for loan and lease losses as of March 31, 2012, of $13.0 million, was 1.00% of portfolio loans and leases, as compared to $12.8 million or 0.98% of portfolio loans and leases as of December 31, 2011.

•

The provision for loan and lease losses for the three months ended March 31, 2012 was $1.0 million, as compared to $1.3 million for the same period in 2011. The decrease was primarily related to the $199 thousand decrease in net loan and lease charge-offs between the periods.

•

Total portfolio loans and leases of $1.30 billion, as of March 31, 2012, increased $9.1 million, or 0.7%, as compared to $1.29 billion as of December 31, 2011. Loan growth during the three months ended March 31, 2012 was primarily concentrated in the commercial and industrial and commercial mortgage segments of the portfolio, partially offset by a decrease in home equity loans and lines of credit.

•

Deposits of $1.43 billion, as of March 31, 2012, increased $43.4 million, or 3.1%, from $1.38 billion as of December 31, 2011. Primarily contributing to this increase was a $24.8 million, or 6.3%, increase in money market deposits and an $8.5 million, or 2.6%, increase in non-interest bearing deposits. Non-interest bearing deposits were 23.5% of total deposits at March 31, 2012 as compared to 23.6% as of December 31, 2011.

•

Available for sale investment securities as of March 31, 2012 totaled $326.6 million, as compared to $272.3 million as of December 31, 2011, as cash inflows from deposit increases and Federal Home Loan Bank borrowings were utilized to fund investment purchases. The $54.3 million increase during the three months ended March 31, 2012 was largely concentrated in the mortgage-related segment of the portfolio, which increased $46.7 million between December 31, 2011 and March 31, 2012.

•

The capital ratios for the Bank and the Corporation, as shown in the table on page 13, indicate levels well above the regulatory minimum to be considered “well capitalized”. The Corporation’s tangible equity ratio, as of March 31, 2012, increased 3 basis points, to 8.30%, as compared to 8.27% as of December 31, 2011. The Corporation’s equity grew $5.4 million or 2.9% from December 31, 2011 to March 31, 2012.

•

We are excited to announce our plans to open a new, full-service branch in Bala Cynwyd, Pennsylvania, just outside Philadelphia. The branch is projected to be completed and open for business, pending certain approvals, during the fourth quarter of 2012.

EARNINGS CONFERENCE CALL

The Corporation will hold an earnings conference call at 8:30 a.m. EDT on Friday, April 27, 2012. Interested parties may participate by calling 1-877-317-6789, conference number 10012186. A taped replay of the conference call will be available within one hour after the conclusion of the call and will remain available through May 10, 2012. The number to call for the taped replay is 1-877-344-7529 and the Replay Passcode is 10012186.

The conference call will be simultaneously broadcast live over the Internet through a webcast on the investor relations portion of the Bryn Mawr Bank Corporation’s website. To access the call, please visit the website at http://www.bmtc.com/investor_01.cfm. An online archive of the webcast will be available within one hour of the conclusion of the call. The Corporation has also recently expanded its Investor Relations website to include added resources and information for shareholders and interested investors. Interested parties are encouraged to utilize the expanded resources of the site for more information on Bryn Mawr Bank Corporation or by calling Aaron Strenkoski, Vice President – Finance/Investor Relations at 610-581-4822.

FORWARD LOOKING STATEMENTS AND SAFE HARBOR

This press release contains statements which, to the extent that they are not recitations of historical fact may constitute forward-looking statements for purposes of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. Such forward-looking statements may include financial and other projections as well as statements regarding the Corporation’s future plans, objectives, performance, revenues, growth, profits, operating expenses or the Corporation’s underlying assumptions. The words “may”, “would”, “should”, “could”, “will”, “likely”, “possibly”, “expect,” “anticipate,” “intend”, “estimate”, “target”, “potentially”, “probably”, “outlook”, “predict”, “contemplate”, “continue”, “plan”, “forecast”, “project”, “are optimistic”, “are looking”, “are looking forward” and “believe” or other similar words and phrases may identify forward-looking statements. Persons reading this press release are cautioned that such statements are only predictions, and that the Corporation’s actual future results or performance may be materially different.

Such forward-looking statements involve known and unknown risks and uncertainties. A number of factors, many of which are beyond the Corporation’s control, could cause our actual results, events or developments, or industry results, to be materially different from any future results, events or developments expressed, implied or anticipated by such forward-looking statements, and so our business and financial condition and results of operations could be materially and adversely affected. Such factors include, among others, our need for capital, our ability to control operating costs and expenses, and to manage loan and lease delinquency rates; the credit risks of lending activities and overall quality of the composition of our loan, lease and securities portfolio; the impact of economic conditions, consumer and business spending habits, and real estate market conditions on our business and in our market area; changes in the levels of general interest rates, deposit interest rates, or net interest margin and funding sources; changes in banking regulations and policies and the possibility that any banking agency approvals we might require for certain activities will not be obtained in a timely manner or at all or will be conditioned in a manner that would impair our ability to implement our business plans; changes in accounting policies and practices; the inability of key third-party providers to perform their obligations to us; our ability to attract and retain key personnel; competition in our marketplace; war or terrorist activities; material differences in the actual financial results, cost savings and revenue enhancements associated with our acquisitions including our acquisition of the Private Wealth Management Group of the Hershey Trust Company and the anticipated acquisition of Davidson Trust Company; and other factors as described in our securities filings. All forward-looking statements and information set forth herein are based on management’s current beliefs and assumptions as of the date hereof and speak only as of the date they are made. The Corporation does not undertake to update forward-looking statements.

For a more complete discussion of the assumptions, risks and uncertainties related to our business, you are encouraged to review our filings with the Securities and Exchange Commission, including our most recent annual report on Form 10-K, as well as any changes in risk factors that we may identify in our quarterly or other reports filed with the SEC.

####

Bryn Mawr Bank Corporation

Consolidated Statements of Income - (unaudited)

(Dollars in thousands, except per share data)

	For The Three Months Ended
	Mar 31, 2012	Dec 31, 2011	Sept 30, 2011	June 30, 2011	Mar 31, 2011
Interest income	$18,353	$18,690	$18,672	$18,851	$18,226
Interest expense	2,387	2,772	3,018	3,052	2,819

Net interest income	15,966	15,918	15,654	15,799	15,407
Provision for loan and lease losses	1,000	1,056	1,828	1,919	1,285

Net interest income after provision for loan and lease losses	14,966	14,862	13,826	13,880	14,122
Fees for wealth management services	6,229	6,306	6,098	5,075	4,190
Loan servicing and other fees	435	454	449	460	461
Service charges on deposits	580	654	646	615	580
Net gain on sale of residential mortgage loans	1,170	699	764	656	398
Net gain on sale of available for sale investments	—	373	343	577	490
Net gain (loss) on sale of other real estate owned ("OREO")	(41)	(38)	70	(110)	(19)
BOLI income	118	114	115	118	115
Other operating income	1,111	937	791	774	995

Non-interest income	9,602	9,499	9,276	8,165	7,210

Salaries and wages	7,505	7,404	7,639	6,700	6,341
Employee benefits	2,160	1,889	1,674	1,591	1,735
Occupancy and bank premises	1,375	1,424	1,225	1,241	1,286
Furniture fixtures and equipment	891	938	865	810	896
Advertising	320	257	204	441	264
Net (recovery) impairment of mortgage servicing rights	(110)	114	468	196	8
Amortization of mortgage servicing rights	219	225	197	158	169
Intangible asset amortization	509	522	541	266	161
FDIC insurance	219	218	238	250	480
Merger related / due diligence expense	209	(79)	135	174	307
Professional fees	657	647	516	738	410
Other operating expenses	2,588	2,916	2,283	2,304	2,140

Non-interest expense	16,542	16,475	15,985	14,869	14,197

Income before income taxes	8,026	7,886	7,117	7,176	7,135
Income tax expense	2,791	2,716	2,095	2,371	2,419

Net income	$5,235	$5,170	$5,022	$4,805	$4,716

Per share data:
Weighted average shares outstanding	13,065,885	12,989,352	12,948,979	12,693,782	12,344,710
Dilutive common shares	147,502	99,464	36,306	24,491	14,401

Adjusted weighted average dilutive shares	13,213,387	13,088,816	12,985,285	12,718,273	12,359,111

Basic earnings per common share	$0.40	$0.40	$0.39	$0.38	$0.38

Diluted earnings per common share	$0.40	$0.39	$0.39	$0.38	$0.38

Dividend declared per share	$0.16	$0.15	$0.15	$0.15	$0.15

Effective tax rate	34.8%	34.4%	29.4%	33.0%	33.9%

Bryn Mawr Bank Corporation

Consolidated Balance Sheets - (unaudited)

(Dollars in thousands)

	Mar 31, 2012	Dec 31, 2011	Sept 30, 2011	June 30, 2011	Mar 31, 2011
Assets

Interest bearing deposits with banks	$55,548	$57,265	$52,205	$34,780	$68,568
Money market funds	211	104	106	113	401
Investment securities - AFS	326,601	272,317	275,729	289,762	289,491

Loans held for sale	5,784	1,588	4,857	5,923	1,554
Portfolio loans:
Consumer	13,644	11,429	12,235	12,116	11,594
Commercial & industrial	270,766	267,204	271,228	257,771	240,313
Commercial mortgages	430,896	419,130	414,656	404,000	391,642
Construction	51,274	52,844	59,303	55,804	55,823
Residential mortgages	306,911	306,478	279,696	280,093	277,571
Home equity lines & loans	202,015	207,917	209,687	210,477	208,107
Leases	28,974	30,390	31,552	33,187	34,399

Total portfolio loans and leases	1,304,480	1,295,392	1,278,357	1,253,448	1,219,449

Earning assets	1,692,624	1,626,666	1,611,254	1,584,026	1,579,463

Cash and due from banks	11,939	11,771	10,801	20,620	11,609
Allowance for loan and lease losses	(13,040)	(12,753)	(11,654)	(11,341)	(10,649)
Premises and equipment	28,680	29,328	29,615	29,469	28,996
Accrued interest receivable	6,037	6,061	6,075	6,103	6,151
Mortgage servicing rights	4,217	4,041	4,206	4,662	4,879
Goodwill	24,689	24,689	23,169	23,169	17,659
Other intangible assets	17,505	18,014	18,536	19,077	6,902
Bank owned life insurance ("BOLI")	19,552	19,434	19,321	19,205	19,087
FHLB stock	11,009	11,588	12,198	12,840	13,516
Deferred income taxes	12,721	13,662	13,781	13,400	14,527
Other investments	5,710	5,612	4,982	5,229	5,203
Other assets	16,432	16,794	14,835	14,268	16,598

Total assets	$1,838,075	$1,774,907	$1,757,119	$1,740,727	$1,713,941

Liabilities and shareholders' equity
Interest-bearing checking	$235,841	$233,562	$224,609	$222,128	$227,256
Money market	418,503	393,729	384,463	350,285	345,703
Savings	135,912	130,613	130,910	129,684	131,671
Wholesale non-maturity deposits	66,518	65,173	65,428	65,185	65,574
Wholesale time deposits	22,062	23,550	28,992	31,818	34,639
Time deposits	212,003	209,333	224,331	242,683	240,207

Interest-bearing deposits	1,090,839	1,055,960	1,058,733	1,041,783	1,045,050

Non-interest bearing deposits	334,918	326,409	292,415	295,656	271,010

Total deposits	1,425,757	1,382,369	1,351,148	1,337,439	1,316,060

Subordinated debentures	22,500	22,500	22,500	22,500	22,500
Junior subordinated debentures	—	—	11,992	12,004	12,017
Short-term borrowings	13,254	12,863	22,535	9,541	23,326
FHLB advances and other borrowings	164,698	147,795	140,532	152,501	147,238
Other liabilities	20,537	23,467	21,278	23,359	22,161
Shareholders' equity	191,329	185,913	187,134	183,383	170,639

Total liabilities and shareholders' equity	$1,838,075	$1,774,907	$1,757,119	$1,740,727	$1,713,941

Bryn Mawr Bank Corporation

Consolidated Quarterly Average Balance Sheets - (unaudited)

(Dollars in thousands)

	2012 1Q	2011 4Q	2011 3Q	2011 2Q	2011 1Q
Assets

Interest bearing deposits with banks	$38,337	$56,570	$57,855	$47,159	$47,203
Money market funds	219	109	108	217	177
Investment securities	302,708	277,946	281,567	292,097	311,181
Loans held for sale	3,935	3,888	6,060	4,347	2,315
Portfolio loans and leases	1,295,617	1,282,916	1,253,804	1,244,140	1,201,797

Earning assets	1,640,816	1,621,429	1,599,394	1,587,960	1,562,673

Cash and due from banks	11,539	11,516	11,905	12,224	12,627
Allowance for loan and lease losses	(13,089)	(12,110)	(11,790)	(11,091)	(10,577)
Premises and equipment	29,095	29,586	29,706	29,335	29,120
Goodwill	24,688	23,190	23,169	19,745	17,659
Other intangible assets	17,804	18,319	18,860	11,669	7,001
Bank owned life insurance	19,480	19,359	19,246	19,128	19,011
Deferred income taxes	13,454	13,878	13,200	14,105	14,566
Other assets	41,397	39,884	40,266	42,805	44,651

Total assets	$1,785,184	$1,765,051	$1,743,956	$1,725,880	$1,696,731

Liabilities and shareholders' equity

Interest-bearing checking	$227,817	$224,648	$225,569	$229,451	$227,703
Money market	406,972	394,150	367,276	355,740	338,565
Savings	132,451	132,617	131,421	132,046	131,610
Wholesale non-maturity deposits	65,117	65,127	65,177	65,129	75,884
Wholesale deposits	22,354	27,749	29,187	34,106	30,723
Time deposits	210,973	214,684	234,645	237,771	241,503

Interest-bearing deposits	1,065,684	1,058,975	1,053,275	1,054,243	1,045,988

Non-interest bearing deposits	305,468	304,883	290,468	279,210	275,295

Total deposits	1,371,152	1,363,858	1,343,743	1,333,453	1,321,283

Subordinated debentures	22,500	22,500	22,500	22,500	22,500
Junior subordinated debentures	—	10,294	12,000	12,012	12,025
Short-term borrowings	13,929	15,147	10,908	9,260	10,155
FHLB advances and other borrowings	165,358	140,177	148,963	149,215	143,327
Other liabilities	25,258	24,991	21,481	24,562	23,259
Shareholders' equity	186,987	188,084	184,361	174,878	164,182

Total liabilities and shareholders' equity	$1,785,184	$1,765,051	$1,743,956	$1,725,880	$1,696,731

Bryn Mawr Bank Corporation

Consolidated Selected Financial Data - (unaudited)

(Dollars in thousands, except per share data )

March 31, 2012

For the period end:	2012 1Q	2011 4Q	2011 3Q	2011 2Q	2011 1Q
Asset Quality Data

Nonaccrual loans and leases	$22,570	$14,315	$14,208	$16,128	$10,776
90 + days past due loans - still accruing	—	—	—	—	5

Nonperforming loans and leases	22,570	14,315	14,208	16,128	10,781
Other real estate owned	404	549	1,301	811	2,341

Total nonperforming assets	$22,974	$14,864	$15,509	$16,939	$13,122

Troubled debt restructurings included in nonperforming	$4,223	$4,300	$901	$1,478	$2,229
Troubled debt restructurings in compliance with modified terms	7,970	7,166	7,182	5,469	4,766

Total troubled debt restructurings	$12,193	$11,466	$8,083	$6,947	$6,995

Nonperforming loans and leases / portfolio loans	1.73%	1.11%	1.11%	1.29%	0.88%
Nonperforming assets / assets	1.25%	0.84%	0.88%	0.97%	0.77%

Net loan (recoveries) charge-offs (annualized)/ average loans	0.21%	-0.02%	0.49%	0.36%	0.22%
Net lease charge-offs (annualized)/ average leases	0.67%	0.22%	0.37%	1.81%	3.26%
Net loan and lease (recoveries) charge-offs (annualized)/ average loans and leases	0.23%	-0.01%	0.49%	0.40%	0.30%

Delinquency rate - loans and leases > 30days	1.52%	1.37%	1.33%	1.35%	1.14%

Delinquent loans and leases - 30-89 days	$5,468	$5,311	$4,480	$3,492	$2,604

Delinquency rate - loans and leases 30-89 days	0.28%	0.29%	0.35%	0.28%	0.22%

Changes in the Allowance for loan and lease losses

Balance, beginning of period	$12,753	$11,654	$11,341	$10,648	$10,275

Charge-offs	(839)	(466)	(1,817)	(1,325)	(1,040)

Recoveries	126	509	302	99	128

Net (charge-offs) / recoveries	(713)	43	(1,515)	(1,226)	(912)

Provision for loan and lease losses	1,000	1,056	1,828	1,919	1,285

Balance, end of period	$13,040	$12,753	$11,654	$11,341	$10,648

Allowance for loan and lease losses / loans and leases	1.00%	0.98%	0.91%	0.90%	0.87%
Allowance for loan and lease losses / nonperforming loans and leases	57.8%	89.1%	82.0%	70.3%	98.8%

Bryn Mawr Bank Corporation

Consolidated Selected Financial Data - (unaudited)

(Dollars in thousands, except per share data )

March 31, 2012

For the period and period end:	2012 1Q	2011 4Q	2011 3Q	2011 2Q	2011 1Q
Selected ratios (annualized):

Return on average assets	1.18%	1.16%	1.14%	1.12%	1.13%
Return on average shareholders’ equity	11.26%	10.91%	10.81%	11.02%	11.65%
Return on average tangible equity (a non-GAAP measure) (2)	14.57%	14.00%	14.00%	13.44%	13.71%
Yield on loans and leases*	5.33%	5.46%	5.52%	5.63%	5.65%
Yield on interest earning assets*	4.52%	4.59%	4.65%	4.78%	4.76%
Cost of interest bearing funds	0.76%	0.88%	0.96%	0.98%	0.93%
Net interest margin*	3.93%	3.91%	3.90%	4.01%	4.03%
Book value per share	$14.43	$14.09	$14.30	$14.17	$13.61
Tangible book value per share	$11.25	$10.82	$11.11	$10.91	$11.65
Period end shares outstanding	13,254,694	13,194,439	13,086,770	12,941,320	12,538,926

Selected data:

Mortgage loans originated	$55,385	$60,467	$38,998	$31,072	$38,144

Mortgage loans sold - servicing retained	$32,778	$20,883	$26,090	$14,957	$13,302
Mortgage loans sold - servicing released	1,223	1,164	1,922	2,196	948

Total mortgage loans sold	$34,001	$22,047	$28,012	$17,153	$14,250

Basis point yield on loans sold	344	317	273	382	279

Mortgage loans serviced for others	$571,440	$574,422	$593,125	$595,196	$596,655

Total Wealth assets under management / administration / supervision / brokerage(1)	$5,152,965	$4,831,631	$4,501,433	$4,830,417	$3,600,649

*	Yield on loans and leases, interest earning assets and net interest margin are calculated on a tax equivalent basis.
(1)	Brokerage Assets represent assets held at a registered broker dealer under a networking agreement.
(2)	Tangible equity equals shareholders' equity minus goodwill and other intangible assets.

Investment Portfolio

	As of March 31, 2012			As of December 31, 2011
($’s in thousands)	Amortized Cost	Fair Value	Net Unrealized Gain / (Loss)	Amortized Cost	Fair Value	Net Unrealized Gain / (Loss)
SECURITY DESCRIPTION
U. S. treasury obligations	$—	$—	$—	$—	$—	$—
Obligations of U. S. government and agencies	106,801	107,127	326	104,252	104,570	318
State & political subdivisions	12,951	13,061	110	8,210	8,366	156
Mortgage backed securities	125,611	128,150	2,539	95,713	97,834	2,121
Collateralized mortgage obligations	48,674	49,039	365	32,418	32,623	205
Equity securities	—	—	—	—	—	—
Other debt securities	1,900	1,900	—	1,900	1,882	(18)
Bond—mutual funds	12,096	12,047	(49)	12,091	11,904	(187)
Investment CD's	2,396	2,413	17	2,411	2,420	9
Corporate bonds	12,568	12,864	296	12,616	12,718	102

Total Investment Portfolio	$322,997	$326,601	$3,604	$269,611	$272,317	$2,706

Capital Ratios
	Regulatory Minimum To Be Well Capitalized	3/31/2012	12/31/2011	9/30/2011	6/30/2011	3/31/2011
Bryn Mawr Trust Company Consolidated

Tier I Capital to Risk Weighted Assets (RWA)	6.00%	12.19%	11.78%	11.32%	11.05%	11.45%
Total (Tier II) Capital to RWA	10.00%	14.80%	14.37%	13.82%	13.56%	13.91%
Tier I Leverage Ratio	5.00%	9.58%	9.37%	9.15%	8.94%	9.29%
Tangible Equity Ratio		8.72%	8.67%	8.79%	8.54%	8.78%

Bryn Mawr Bank Corporation

Tier I Capital to Risk Weighted Assets (RWA)	6.00%	11.63%	11.26%	11.71%	11.55%	12.07%
Total (Tier II) Capital to RWA	10.00%	14.23%	13.83%	14.19%	14.05%	14.52%
Tier I Leverage Ratio	5.00%	9.16%	8.97%	9.47%	9.36%	9.80%
Tangible Equity Ratio		8.30%	8.27%	8.48%	8.31%	8.65%

Bryn Mawr Bank Corporation

Quarterly Average Balances and Tax Equivalent Income and Expense and Tax Equivalent Yields—(unaudited)

	1st Quarter 2012			4th Quarter 2011			3rd Quarter 2011			2nd Quarter 2011			1st Quarter 2011
(dollars in thousands)	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid
Assets:
Interest-bearing deposits with other banks	$38,337	$23	0.24%	$56,570	$27	0.19%	$57,855	$29	0.20%	$47,159	$27	0.23%	$47,203	$32	0.27%
Money market funds	219	—	—	109	—	—	108	—	—	217	—	—	177	—	—
Investment securities available for sale:
Taxable	293,086	1,122	1.54%	271,410	998	1.46%	277,634	1,159	1.66%	287,007	1,357	1.90%	285,506	1,312	1.86%
Tax-exempt	9,622	53	2.22%	6,536	32	1.94%	3,933	18	1.82%	5,090	25	1.97%	25,675	244	3.85%

Investment securities available for sale	302,708	1,175	1.56%	277,946	1,030	1.47%	281,567	1,177	1.66%	292,097	1,382	1.90%	311,181	1,556	2.03%
Loans and leases *	1,299,552	17,234	5.33%	1,286,804	17,699	5.46%	1,259,864	17,529	5.52%	1,248,487	17,516	5.63%	1,204,112	16,771	5.65%

Total interest earning assets	1,640,816	18,432	4.52%	1,621,429	18,756	4.59%	1,599,394	18,735	4.65%	1,587,960	18,925	4.78%	1,562,673	18,359	4.76%
Cash and due from banks	11,539			11,516			11,905			12,224			12,627
Less allowance for loan and lease losses	(13,089)			(12,110)			(11,790)			(11,091)			(10,577)
Other assets	145,918			144,216			144,447			136,787			132,008

Total assets	$1,785,184			$1,765,051			$1,743,956			$1,725,880			$1,696,731

Liabilities:
Savings, NOW and market rate deposits	$767,240	$559	0.29%	$751,415	$711	0.38%	$724,266	$772	0.42%	$717,237	$759	0.42%	$697,878	$718	0.42%
Other wholesale deposits	65,117	53	0.33%	65,127	50	0.30%	65,177	51	0.31%	65,129	52	0.32%	75,884	70	0.37%
Wholesale deposits	22,354	24	0.43%	27,749	73	1.04%	29,187	86	1.17%	34,106	87	1.02%	30,723	75	0.99%
Time deposits	210,973	490	0.93%	214,684	520	0.96%	234,645	585	0.99%	237,771	620	1.05%	241,503	560	0.94%

Total interest-bearing deposits	1,065,684	1,126	0.42%	1,058,975	1,354	0.51%	1,053,275	1,494	0.56%	1,054,243	1,518	0.58%	1,045,988	1,423	0.55%
Subordinated debentures	22,500	291	5.20%	22,500	287	5.06%	22,500	279	4.92%	22,500	279	4.97%	22,500	277	4.99%
Junior subordinated debentures	—	—	—%	10,294	236	9.10%	12,000	271	8.96%	12,012	271	9.05%	12,024	271	9.14%
Short-term borrowings	13,929	6	0.17%	15,147	6	0.16%	10,908	6	0.22%	9,260	6	0.26%	10,155	6	0.24%
FHLB advances and other borrowings	165,358	964	2.34%	140,177	889	2.52%	148,963	968	2.58%	149,215	978	2.63%	143,328	842	2.38%

Total interest-bearing liabilities	1,267,471	2,387	0.76%	1,247,093	2,772	0.88%	1,247,646	3,018	0.96%	1,247,230	3,052	0.98%	1,233,995	2,819	0.93%
Noninterest-bearing deposits	305,468			304,883			290,468			279,210			275,295
Other liabilities	25,258			24,991			21,481			24,562			23,259

Total noninterest-bearing liabilities	330,726			329,874			311,949			303,772			298,554
Total liabilities	1,598,197			1,576,967			1,559,595			1,551,002			1,532,549
Shareholders' equity	186,987			188,084			184,361			174,878			164,182

Total liabilities and shareholders' equity	$1,785,184			$1,765,051			$1,743,956			$1,725,880			$1,696,731

Interest income to earning assets			4.52%			4.59%			4.65%			4.78%			4.76%
Net interest spread			3.76%			3.71%			3.69%			3.80%			3.83%
Effect of noninterest-bearing sources			0.17%			0.20%			0.21%			0.21%			0.20%

Net interest income/ margin on earning assets		$16,045	3.93%		$15,984	3.91%		$15,717	3.90%		$15,873	4.01%		$15,540	4.03%

Tax equivalent adjustment		$79	0.02%		$66	0.02%		$64	0.02%		$74	0.02%		$133	0.04%

*	Average loans and leases include portfolio loans and leases, and loans held for sale. Non-accrual loans are also included in the average loan and leases balances.